SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2003

STATION CASINOS, INC
(Exact name of registrant as specified in its charter)

Nevada	000-21640	88-0136443
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2411 West Sahara Avenue, Las Vegas, Nevada		89102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 367-2411

N/A
(Former name or former address, if changed since last report)

ITEM 5.                             OTHER EVENTS.

On December 5, 2003, the Company announced that Lee S. Isgur has been named to its Board of Directors and that Glenn C. Christenson and Delise F. Sartini have resigned from the Board.  As a result, the Board is now composed of a majority of independent directors.

ITEM 7.                             FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits

99.1 Press release dated as of December 9, 2003.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Station Casinos, Inc.

Date:	December 5, 2003	By:	/s/ Glenn C. Christenson
Glenn C. Christenson
Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer